UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2012

ANTE5, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53952	27-2345075
(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Wayzata Boulevard, Suite 310, Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

(952) 426-1241

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_]	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On March 22, 2012, Ante5, Inc., a Delaware corporation (the “Company”) entered into an asset purchase agreement with Twin City Technical, LLC, a North Dakota limited liability company, and Irish Oil and Gas, Inc., a Nevada corporation (collectively, the “Sellers”), dated March 21, 2012, to acquire all of the Sellers’ right, title and interest in and to those certain oil and gas mineral leases comprising approximately 8,655 net acres of undeveloped oil and gas properties primarily located in McKenzie, Mountrail, Williams, Burke, Divide, Dunn Counties, and other associated positions in North Dakota, in consideration for a total of $24,235,036.00 of cash payable in full at the closing, plus an aggregate of 577,025 shares of the Company’s common stock,  which shares of common stock will also be issued as a deposit. The closing of the purchase and sale of the assets is expected to occur upon the satisfaction or waiver of the conditions set forth in the asset purchase agreement, but no later than June 1, 2012, unless the Sellers and the Company mutually agree in writing to extend the closing date.  Among other things, closing is conditioned on the Company having obtained sufficient capital to pay the cash portion of the purchase price.  Prior to this transaction, the Sellers and the Company have completed sales of mineral leases as reported from time to time in our Form 8-K reports filed with the Securities and Exchange Commission.  A copy of the asset purchase agreement is attached to this Report as Exhibit 10.1.

Item 3.02  Unregistered Sales of Equity Securities

As set forth under Item 1.01, an aggregate of 577,025 shares of the Company’s common stock will be issued to the Sellers,  which shares of common stock will also be issued as a deposit.  Fifty-percent of the aggregate number of shares will be issued to each of the Sellers.  The shares were valued by the parties at $0.75 per share. The issuance of shares has been determined to be exempt from registration under the Securities Exchange Act of 1933, in reliance on Section 4(2) and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Such securities may not be offered or sold in the United States absent registration or exemption from the registration requirements. This disclosure does not constitute an offer to sell or solicitation of an offer to buy any of the Company’s securities, nor will there be any sales of these securities by the Company in any state or jurisdiction in which the offer, solicitation or sale would be unlawful.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board and stockholders approved an action to amend and restate the Company’s 2010 Stock Incentive Plan, dated June 10, 2010, as previously amended on February 22, 2011 (as so amended and restated, the “2012 Amended and Restated Stock Incentive Plan”).  The 2012 Amended and Restated Stock Incentive Plan makes the following principal changes and clarifications:

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The Plan previously provided for 6,000,000 shares to be reserved.  Previously 2,078,000 shares remained available for issuance under the Plan and, accordingly, the Board of Directors has unanimously adopted an amendment to increase the number of shares reserved under the Plan to a total of 7,500,000.  The Board of Directors expects that the increased number of shares will be sufficient to meet, under normal grant practices, the Company’s needs for the next three years.

●
The Plan is amended to make clear that the exercise price on stock options will never be less than the fair market value of the stock on the date of grant, and stock appreciation rights will similarly provide for award payments not to exceed the difference between the fair market value of a share of common stock on the date of exercise over the fair market value of a share of common stock on the date of grant of the stock appreciation right.

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The Plan is amended to clarify that stock options and stock appreciation rights awarded to a participant during any fiscal year may not cover an aggregate of more than 1,100,000 shares of common stock.

●	The Plan is amended to provide that Stock options and stock appreciation rights may not be cancelled and reissued at a lower price without shareholder approval.

●
The Plan is amended to provide that new stock options and stock appreciation rights will not be awarded based on a participant’s tender of all or part of the exercise price on an award, or satisfaction of a tax withholding obligation associated with the exercise of a stock option or stock appreciation right, with other shares of the Company.

●
The Plan is amended to clarify various provisions consistent with the intent that awards under the Plan be exempt from the application of Section 409A of the Internal Revenue Code of 1986, as amended (“Code”) and that options intended to be treated as incentive stock options (“ISOs”), which are intended to satisfy the requirements of Code section 422 meet such requirements.

This action will become effective no sooner than 20 days after we mail a notice and related information statement to our stockholders.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Name Change

The Company’s Board of Directors has approved changing the corporate name to Black Ridge Oil & Gas, Inc. The name change is expected to become effective on April 2, 2012.  The Company’s common stock will continue to trade on the OTCBB using the ticker symbol ANFC.

Increase in Capitalization

We intend to amend our Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 to 500,000,000 shares because we believe that for us to grow our business, increasing the number of authorized shares of common stock will allow us to acquire other businesses in the future or raise capital.  This may require us to issue a significant number of additional shares of our common stock.  The number of our authorized shares of preferred stock will remain at 20,000,000.

This action will become effective no sooner than 20 days after we mail a notice and related information statement to our stockholders.

Potential Reverse Stock Split

Our Board approved resolutions authorizing the Company to implement a reverse stock split of the Company’s outstanding shares of Common Stock at a ratio of up to 1:10 and any related amendment to the Company’s certificate of incorporation.   Our stockholders have also approved the amendment by written consent.

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Our Board of Directors or a committee of the Board of Directors has the authority to decide whether to implement a reverse stock split and the exact amount of the split within the foregoing range, if it is to be implemented.  If the reverse split is implemented, the number of issued and outstanding shares of Common Stock would be reduced in accordance with the exchange ratio selected by the Board of Directors or a committee thereof. The total number of authorized shares of Common Stock will be reduced proportionately as a result of the reverse stock split and the total number of shares of authorized preferred stock will remain unchanged at 20,000,000 shares.

We believe that a reverse split would, among other things, (i) better enable the Company to obtain a listing on a national securities exchange, (ii) facilitate higher levels of institutional stock ownership, where investment policies generally prohibit investments in lower-priced securities and (iii) better enable the Company to raise funds to finance its planned operations.  There can be no assurance however that we will be able to obtain a listing on a national securities exchange even if we implement the reverse stock split.

This action will become effective (to permit the board in its future discretion to implement a reverse stock split) no sooner than 20 days after we mail a notice and related information statement to our stockholders.

AS OF THE DATE OF THIS FILING, OUR BOARD HAS NOT TAKEN ANY ACTION TO MAKE THE POTENTIAL REVERSE STOCK SPLIT EFFECTIVE.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

3.3  Form of Amendment to Certificate of  Incorporation to Increase Capitalization (not yet filed with the Delaware Secretary of State)  (incorporated by reference to Exhibit A to Preliminary Information Statement on Schedule 14C filed with the SEC on March 26, 2012).

10.1  Asset Purchase Agreement with Sellers, dated as of March 21, 2012 (filed herewith).

10.2  2012 Amended and Restated Stock Incentive Plan (incorporated by reference to Exhibit C to Preliminary Information Statement on Schedule 14C filed with the SEC on March 26, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANTE5, INC. (Registrant)

Date: March 26, 2012	/s/ Ken DeCubellis, Chief Executive Officer
Ken DeCubellis, Chief Executive Officer

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